                                                                   EXHIBIT 24.1

                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that, in connection with the filing of post-effective amendments to effective registration statements of Cumulus Media Inc. (File Nos. 333-58969, 333-62538, 333-62542, 333-68487, 333-83980, 333-94323
and 333-90990) in connection with the reincorporation of Cumulus Media Inc. in Delaware, each person whose signature appears below constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the above-listed registration statements, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Signature                                          Title                                      Date
                 ---------                                          -----                                      ----

         /s/ Lewis W. Dickey, Jr.                        Chairman, President, Chief                       August 1, 2002
  ---------------------------------------
           Lewis W. Dickey, Jr.                        Executive Officer and Director
                                                        (Principal Executive Officer)
           /s/ Martin R. Gausvik                       Executive Vice President, Chief                    August 1, 2002
   -------------------------------------
             Martin R. Gausvik                         Financial Officer and Treasurer
                                                (Principal Financial and Accounting Officer)
            /s/ Ralph B. Everett                                  Director                                August 1, 2002
  --------------------------------------
             Ralph B. Everett

         /s/ Holcombe T. Green, Jr.                               Director                                August 1, 2002
   ------------------------------------
          Holcombe T. Green, Jr.

            /s/ Eric P. Robison                                   Director                                August 1, 2002
      -------------------------------
              Eric P. Robison

        /s/ Robert H. Sheridan, III                               Director                                August 1, 2002
   -------------------------------------
          Robert H. Sheridan, III